Exhibit 99.1
FOR RELEASE November 8, 2006 at 7:30 am (EST)

Investor Contact: Matt Clawson Allen & Caron, Inc. (949) 474-4300 matt@allencaron.com www.allencaron.com	Media Contact: Len Hall Allen & Caron, Inc. (949) 474-4300 len@allencaron.com www.allencaron.com	For Additional Information: Craig T. Davenport, CEO Michael R. Rodriguez, CFO Endocare, Inc. (949) 450-5400 www.endocare.com
ENDOCARE REPORTS 2006 THIRD QUARTER AND NINE MONTHS RESULTS
Achieves 17 Percent Year-Over-Year Procedure Growth;
Gross Margins Increase to 60 Percent on Continued Procedure Mix Shift
IRVINE, CA (November 8, 2006) . . . Endocare, Inc. (OTCBB: ENDO), an innovative medical device company focused on the development of minimally invasive technologies for tissue and tumor ablation, reported today that continued year-over-year growth in cryoablation procedures and increased gross margins resulted in a reduction in operating loss from continuing operations in the third quarter ended September 30, 2006. Results from continuing operations exclude the results of the Timm Medical unit, which was divested in February 2006.
Third Quarter Results
     The estimated number of domestic cryoablation procedures performed grew 17.3 percent to 1,883 in the 2006 third quarter from 1,605 in the prior year period. Endocare Chairman, CEO and President Craig T. Davenport said, “As expected, year-over-year procedure growth remained strong. We experienced a sequential decrease in the third quarter procedures, similar to prior third quarters, which we attribute partially to seasonality. We believe we are positioned well as we move into the fourth quarter.”
     Davenport said, “The Company’s migration away from being a service provider toward a more conventional device sales model again resulted in improved margins, increased gross profit dollars and improved bottom line results for the quarter. As stated in the past, this revenue mix shift is the result of a strategic change to the business model that will result in top line growth that lags procedure growth in the short-term, but should result in a more scalable and profitable organization in the long-term following the transition.”
     Total revenues from continuing operations for the 2006 third quarter were $6.7 million, compared to $7.0 million in the 2005 third quarter. The slight revenue decrease in the face of strong procedural increases was related to the changing product mix that has the impact of decreasing revenues per procedure while increasing gross margin per procedure. In the 2006 third quarter, sales of disposable products accounted for 73.0 percent of total procedures, up significantly from 40.5 percent in the corresponding 2005 period and sequentially up from 66.5 percent in the 2006 second quarter. Once the transition in the business model is substantially complete, revenue should track more closely with procedure growth.
     For continuing operations, the transition in mix and reductions in manufacturing costs continued to have a positive impact on gross margins, which increased to 60.0 percent compared to 45.6 percent in the 2005 third quarter and up sequentially from 52.9 percent in the second quarter of 2006. Operating expenses from continuing operations for the 2006 third quarter were $7.5 million, compared to $7.2 million in the 2005 third quarter and $6.5 million in the second quarter of this year.
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ENDOCARE REPORTS 2006 THIRD QUARTER AND NINE MONTHS RESULTS
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     Loss from continuing operations in the third quarter of 2006 was $2.1 million, or $0.07 loss per share. This compares to a loss from continuing operations of $3.4 million, or $0.11 loss per share, in the corresponding 2005 period.
     Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), which excludes FASB 123R stock compensation expense, was a loss of $3.0 million for the 2006 third quarter as compared to a loss of $3.4 million for the third quarter of 2005. A reconciliation of the differences between the GAAP net losses and the adjusted EBITDA is included in an accompanying table.
     Chief Financial Officer Michael R. Rodriguez said, “Financial metrics again improved in the third quarter as we continued to find ways to control costs and as our gross margins reflect the improvements related to a products mix shift that continues to proceed faster than our initial projections.”
     The balance sheet as of September 30, 2006 showed cash and cash equivalents of $5.5 million, total assets of $19.3 million and total stockholders’ equity of $7.2 million. Cash use in the 2006 third quarter was $2.5 million.
Financing Update
     Subsequent to the close of the third quarter, the Company announced on October 30, 2006 that it had signed a $16 million Common Stock Purchase Agreement with an institutional investor. The proceeds received by the Company under the agreement will be used to continue its growth efforts in prostate and renal cancer cryoablation and to provide additional capital to further expand into the interventional radiology and oncology markets treating cancers of the lung and liver.
Conference Call
     As previously announced, Endocare will host a conference call today, November 8, 2006, to discuss the Company’s results for its third quarter ended September 30, 2006. The call will take place at 11:30 a.m. (Eastern) and will be broadcast live over the Internet. Web participants are encouraged to go to the Company’s website (www.endocare.com/investors/webcasts.php) at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The online archived replay will be available immediately following the conference call at www.endocare.com/investors/webcasts.php.
Use of Non-GAAP Financial Measures
     The Company uses, and this press release contains and the related conference call will include, the non-GAAP metric of adjusted EBITDA. The calculation of adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, and also excluding FASB 123R stock compensation expense, collectively “adjusted EBITDA”) has no basis in GAAP. The Company’s management believes that this non-GAAP financial measure provides useful information to investors, permitting a better evaluation of the Company’s ongoing and underlying business performance, including the evaluation of its performance against its competitors in the healthcare industry. Management uses this non-GAAP financial measure for purposes of its internal projections and to evaluate the Company’s financial performance.
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ENDOCARE REPORTS 2006 THIRD QUARTER AND NINE MONTHS RESULTS
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     Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies. A complete reconciliation of this non-GAAP financial measure for the applicable periods to the most directly comparable GAAP measures is presented in an accompanying table.
About Endocare
     Endocare, Inc.—www.endocare.com— is an innovative medical device company focused on the development of minimally invasive technologies for tissue and tumor ablation. Endocare has initially concentrated on developing technologies for the treatment of prostate cancer and believes that its proprietary technologies have broad applications across a number of markets, including the ablation of tumors in the kidney, lung and liver.
     Statements contained in this release that are not historical facts are forward-looking statements that involve risks and uncertainties. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those discussed in “Risk Factors” in the Company’s Forms 10-K, Forms 10-Q, and other filings with the Securities and Exchange Commission. Such risk factors include, but are not limited to: uncertainly regarding the future availability of funds under the Company’s common stock purchase agreement with Fusion Capital and credit facility with Silicon Valley Bank; the risk that the Company’s sale of common stock to Fusion Capital may cause dilution; the risk that sales of common stock by Fusion Capital may cause the market price of the Company’s common stock to decline; the risk that, even despite the Company’s financing arrangements with Fusion Capital and Silicon Valley Bank, the Company’s independent auditor may issue a qualified opinion, to the effect that there is a substantial doubt about the Company’s ability to continue as a going concern; uncertainty regarding the Company’s ability to reach and maintain profitability; risks relating to the loss of the Company’s largest customer or the reduction, delay or cancellation of orders from this customer; the risk that the Company may be required to make state and local tax payments that exceed the Company’s settlement estimates; uncertainty regarding the Company’s re-listing on a national stock exchange; uncertainty regarding the effects of effectuating the Company’s proposed reverse stock split, in particular the possibility that the market may react negatively to the Company’s effectuation of a reverse stock split; uncertainty regarding market acceptance of the Company’s products; uncertainty of product development and the associated risks related to clinical trials; uncertainty relating to third party reimbursement; uncertainty regarding the ability to convince health care professionals and third party payers of the medical and economic benefits of the Company’s products; the Company’s limited sales, marketing and manufacturing experience; uncertainty regarding the ability to attract and retain key personnel; uncertainty regarding the ability to secure and protect intellectual property rights relating to the Company’s technology; the rapid pace of technological change in the Company’s industry; fluctuations in the Company’s order levels; and the risk that the Company may be subject to civil or criminal liability if the Company violates the terms of its settlements with the SEC and the DOJ. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligation to revise, or update publicly, any forward-looking statements for any reason. We calculate the number of cryoablation procedures performed using two primary components. The first component is that we include the actual number of cryoablation cases for which we are responsible for performing the service element on behalf of the healthcare facility. In the second, we compute a procedure case equivalent based on sales of our cryoablation disposable products by using the expected disposable product usage for those sales. Procedure growth has been an important metric to which we have referred during the past several years in order to measure the success of our strategy.
TABLES FOLLOW

ENDOCARE REPORTS THIRD QUARTER 2006 RESULTS
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ENDOCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended September 30,
	2006	2005

Total revenues	$6,700	$7,008

Costs and expenses:
Cost of revenues	2,677	3,809
Research and development	581	542
Selling and marketing	3,725	3,253
General and administrative	3,196	3,393

Total costs and expenses	10,179	10,997

Loss from operations	(3,479)	(3,989)
Interest expense, net	1,330	562

Loss from continuing operations before taxes	(2,149)	(3,427)
Income from discontinued operations	—	537

Net loss	$(2,149)	$(2,890)

Net loss per share — basic and diluted:
Continuing operations	$(0.07)	$(0.11)
Discontinued operations	—	0.01

Weighted average shares of common stock outstanding:	30,175	30,069

ENDOCARE REPORTS THIRD QUARTER 2006 RESULTS
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ENDOCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for per share data)

	Nine Months Ended September 30,
	2006	2005

Total revenues	$20,870	$20,794

Costs and expenses:
Cost of revenues	9,699	11,919
Research and development	2,067	1,653
Selling and marketing	11,398	9,791
General and administrative	9,262	10,182
Impairment charge	—	26

Total costs and expenses	32,426	33,571

Loss from operations	(11,556)	(12,777)
Interest expense, net	3,375	(389)

Loss from continuing operations before taxes	(8,181)	(13,166)
Tax benefit on continuing operations	151	—

Loss from continuing operations	(8,030)	(13,166)
Income from discontinued operations	245	1,575

Net loss	$(7,785)	$(11,591)

Net loss per share — basic and diluted:
Continuing operations	$(0.27)	$(0.45)
Discontinued operations	0.01	0.05

Weighted average shares of common stock outstanding:	30,162	28,975

ENDOCARE REPORTS THIRD QUARTER 2006 RESULTS
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ENDOCARE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS TO EARNINGS BEFORE INTEREST, TAXES,
DEPRECIATION, AMORTIZATION AND STOCK COMPENSATION EXPENSE
(“ADJUSTED EBITDA”)
(Unaudited)
(In thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005
GAAP net loss from continuing operations	$(2,149)	$(3,427)	$(8,181)	$(13,166)

Add:
Depreciation	231	420	770	1,416
Amortization of intangibles	138	134	417	417
Less: (Negative) interest expense	(1,330)	(562)	(3,375)	389

Subtotal	(961)	(8)	(2,188)	2,222

Add: Stock compensation expense	65	4	1,790	49

EBITDA (without stock compensation expense)	$(3,045)	$(3,431)	$(8,579)	$(10,895)

ENDOCARE REPORTS THIRD QUARTER 2006 RESULTS
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ENDOCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for per share data)

	September 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$5,471	$8,108
Accounts receivable, net	2,955	3,549
Inventories, net	2,457	2,462
Prepaid expenses and other current assets.	1,117	1,213
Assets of discontinued operations	—	9,624

Total current assets	12,000	24,956

Property and equipment, net	1,106	1,794
Intangibles, net	3,751	4,167
Investments and other assets	2,401	1,320

Total assets	$19,258	$32,237

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,352	$2,680
Accrued compensation	2,623	3,614
Other accrued liabilities	3,956	6,629
Liabilities of discontinued operations	—	1,461

Total current liabilities	9,931	14,384

Common stock warrants	2,082	5,023

Stockholders’ equity:
Preferred stock, $0.001 par value; 1,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000 shares authorized; 30,175 and 30,089 issued and outstanding as of September 30, 2006 and December 31, 2005, respectively	30	30
Additional paid-in capital	180,678	178,477
Accumulated deficit	(173,463)	(165,677)

Total stockholders’ equity	7,245	12,830

Total liabilities and stockholders’ equity	$19,258	$32,237

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